    As filed with the Securities and Exchange Commission on October 21, 1996
                                                     Registration No. 333-______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                              LEGACY SOFTWARE, INC.
               (Exact name of issuer as specified in its charter)

           Delaware                                      95-456-1156
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                      5340 Alla Road, Los Angeles, CA 90066
                    (Address of principal executive offices)

                      1995 STOCK OPTION/STOCK ISSUANCE PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)

                            ARIELLA J. LEHRER, Ph.D.
                      President and Chief Executive Officer
                              Legacy Software, Inc.
              5340 Alla Road, Los Angeles, CA 90066 (310) 823-2423
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                          Proposed             Proposed
   Title of                                                Maximum              Maximum
  Securities                        Amount                Offering             Aggregate             Amount of
     to be                          to be                   Price               Offering            Registration
  Registered                     Registered(1)           per Share(2)           Price(2)                 Fee
  ----------                     ----------              ---------              -----                    ---

  1995 Stock Option/Stock Issuance Plan:
  Options to purchase              521,800                    N/A                 N/A                    N/A
  Common Stock

  Common Stock,                    521,800 shares         $5.375              $2,804,675             $967.13
  $.001 par value

  Employee Stock Purchase Plan:

  Common Stock,                    150,000 shares         $5.375              $  806,250             $278.02
  $.001 par value


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1995 Stock Option/Stock Issuance Plan and/or the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Legacy Software, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Legacy Software, Inc. on October 17, 1996, as reported by The Nasdaq SmallCap Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

                  Legacy Software, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission");

         a. The Registrant's Prospectus No. 333-1054 filed with the Commission on May 14, 1996 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "1933 Act"), in which there is set forth audited financial statements for the Registrant's fiscal year ended December 31, 1995;

         b.       (1)      The Registrant's report on Form 8-K filed with the
                           Commission on September 12, 1996;

                  (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, filed with the Commission on June 27, 1996, as amended by Form 10-Q/A filed with the Commission on August 15, 1996;

                  (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, filed with the Commission on August 14, 1996; and

         c. The Registrant's Registration Statement No. 0-28330 on Form 8-A filed with the Commission on April 26, 1996, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

                  All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold at the time of such amendment will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

                  Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not Applicable.

Item 6.  Indemnification of Directors and Officers.

                  Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(i) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation contains provisions permitted by Section 102(b)(7) of the DGCL.

                  Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any person, including directors and officers, who are, or are threatened to be made, parties to any threatened pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal actions or proceedings, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

                  The Registrant's Certificate of Incorporation provides for indemnification or director of the registrant to the fullest extent permitted by the DGCL.

                  The Bylaws of the Registrant contain provisions requiring indemnification of directors and officers to the maximum extent permitted by Delaware Law.

                  The Registrant may provide liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant.

Item 7.  Exemption from Registration Claimed.

                  Not Applicable.

Item 8.  Exhibits.

      Number      Exhibit
      ------      -------
     4                Instruments Defining Rights of Stockholders.  Reference is
                      made to Registrant's Registration Statement No. 0-28330 on
                      Form 8-A which is incorporated herein by reference
                      pursuant to Item 3(c).
     5                Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1              Consent of BDO Seidman LLP, Independent Auditors.
    23.2              Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.
    24                Power of Attorney.  Reference is made to page II-4 of this
                      Registration Statement.
    99.1              1995 Stock Option/Stock Issuance Plan.
    99.2              Form of Notice of Grant of Stock Option.
    99.3              Form of Stock Option Agreement.
    99.4              Form of Addendum to Stock Option Agreement (Involuntary
                      Termination
                      Following Change in Control).
    99.5              Form of Addendum to Stock Option Agreement (Limited Stock
                      Appreciation Right).
    99.6              Form of Notice of Grant of Non-Employee Director Automatic
                      Stock Option (Initial Grant).

                                      II-2.

    99.7 Form of Notice of Grant of Non-Employee Director Automatic Stock Option (Annual Grant).
    99.8              Form of Automatic Stock Option Agreement.
    99.9              Form of Stock Issuance Agreement.
    99.10             Employee Stock Purchase Plan.
    99.11             Form of Enrollment/Change Form.
    99.12             Form of Stock Purchase Agreement.

Item 9.  Undertakings.

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1995 Stock Option/Stock Issuance Plan and/or the Employee Stock Purchase Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                      II-3.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on this October 17, 1996.

                                        LEGACY SOFTWARE, INC.

                                        By:   /s/ Ariella J. Lehrer
                                             -----------------------------------
                                        Ariella J. Lehrer, Ph.D.
                                        President and Chief Executive Officer
                                        (Principal Executive Officer)

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ariella J. Lehrer, William E. Sliney and Stanley Wojtysiak, and each or any of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution, for such person and in his or her name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting along, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       SIGNATURE                             TITLE                        DATE
       ---------                             -----                        ----
/s/ Ariella J. Lehrer             Chairman of the Board, President,     October 17,
--------------------------          and Chief Executive Officer         1996
Ariella J. Lehrer, Ph.D.            (Principal Executive Officer)



/s/ W.E. Sliney                   Chief Financial Officer, Vice         October 17,
--------------------------          President of Finance,               1996
William E. Sliney                   Treasurer and Director
                                    (Principal Financial and
                                    Accounting Officer)



/s/ Stanley Wojtysiak             Secretary and Director                October 17,
--------------------------                                              1996
Stanley Wojtysiak


/s/ Curtis A. Hessler             Director                              October 17,
--------------------------                                              1996
Curtis A. Hessler

                                      II-4.

       SIGNATURE                             TITLE                        DATE
       ---------                             -----                        ----

/s/ Daniel D. Phillips            Director                              October 17,
---------------------------                                             1996
Daniel D. Phillips

/s/ Arthur G. Hiller              Director                              October 17,
---------------------------                                             1996
Arthur G. Hiller

                                  Director
---------------------------
Ivan M. Rosenberg

                                      II-5.

                                  EXHIBIT INDEX

    Number        Exhibit

     4                Instruments Defining Rights of Stockholders.  Reference is
                      made to Registrant's Registration Statement No. 0-28330 on
                      Form 8-A which is incorporated herein by reference
                      pursuant to Item 3(c).
     5                Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1              Consent of BDO Seidman LLP, Independent Auditors.
    23.2              Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.
    24                Power of Attorney.  Reference is made to page II-4 of this
                      Registration Statement.
    99.1              1995 Stock Option/Stock Issuance Plan.
    99.2              Form of Notice of Grant of Stock Option.
    99.3              Form of Stock Option Agreement.
    99.4              Form of Addendum to Stock Option Agreement (Involuntary
                      Termination
                      Following Change in Control).
    99.5              Form of Addendum to Stock Option Agreement (Limited Stock
                      Appreciation Right).
    99.6              Form of Notice of Grant of Non-Employee Director Automatic
                      Stock Option (Initial Grant).
    99.7              Form of Notice of Grant of Non-Employee Director Automatic
                      Stock Option (Annual Grant).
    99.8              Form of Automatic Stock Option Agreement.
    99.9              Form of Stock Issuance Agreement.
    99.10             Employee Stock Purchase Plan.
    99.11             Form of Enrollment/Change Form.
    99.12             Form of Stock Purchase Agreement.